Exhibit 99.1

Akerna Announces Strategic Review and Organizational Changes

Akerna (Nasdaq: KERN), a leading enterprise software company and developer of one of the most comprehensive technology infrastructures, ecosystems, and compliance engines powering the global cannabis industry, today announces that it has engaged JMP Securities to assist in evaluating strategic alternatives as the Company and the Board seek to maximize stakeholder value.

“Our goal is to ensure we are taking every possible step to maximize value for our stakeholders,” said Jessica Billingsley, CEO and Board Chair of Akerna. “We are actively involved in strategic discussions and are happy to have JMP assist us in evaluating our opportunities, given their deep experience in the technology sector. We are confident in our ability to capitalize on the strength of our business and we remain intensely committed to our clients, our team members and all other stakeholders.”

The Company also announces that John Fowle, Akerna’s current CFO, is leaving to pursue other interests, effective May 17. The Board has appointed Dean Ditto as Akerna’s interim CFO.

Jessica Billingsley, CEO and Board Chair of Akerna, said, “I would like to thank John for his valuable contributions during an important part of Akerna’s evolution, including building a strong finance team and leveraging his strength in metrics to establish the foundation of Akerna’s reporting.”

“It has been a great pleasure to serve as Akerna’s CFO over the past two years,” said John Fowle. “I am grateful for the opportunity to work with one of the most dedicated teams in the cannabis software industry.”

Dean Ditto has been working with Akerna as a consultant since April 21, 2022. He is a dedicated and driven financial executive with extensive experience leading and elevating all aspects of the financial function, including SEC reporting, capital markets, cash management, business combinations and profit improvement initiatives. He is a trusted advisor to executive teams, boards and shareholders.

In addition, Ray Thompson will be transitioning from his current role of President & COO of Akerna Corp. to Special Advisor to CEO. In this role, Ray will continue to oversee the legacy business, assist the CEO with special projects and advise on various aspects of corporate strategy.

“It’s been a privilege to serve as President & COO for Akerna, and I look forward to continuing to advise the organization on its business strategies in my new role as Special Advisor to the CEO,” said Ray Thompson.

There can be no assurance that this strategic review process will result in the Company pursuing a particular transaction or other strategic outcome or action. Akerna has not set a specific timetable for completion of this process, and it does not intend to disclose further developments in the process unless and until it determines that further disclosure is material and appropriate for disclosure or as may be required by law.

Akerna has retained JMP Securities as its financial advisor to assist in the strategic review process.

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $30 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. The company’s cornerstone technology, MJ Platform, one of the world’s leading cannabis infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators.

For more information, visit https://www.akerna.com/.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the Company’s strategic review, the timing and outcome of any such strategic review, the ability of the Company to act on any particular option, the ability of the Company and the Board to maximize stakeholder value as part of the strategic review, the ability of the Company to act of the strengths of the business, the ability of the Company to leverage Mr. Ditto’s strengths and other similar statements about future performance and results. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K filed on March 31, 2022 and in its subsequent reports. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein except as may be required by law.